UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Grand Central Place 60 East 42nd Street New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 687-8700

n/a

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 23, 2014, Lawrence E. Golub, a member of the board of directors (the “Board”) of Empire State Realty Trust, Inc. (the “Company”), tendered his resignation from the Board, effective December 31, 2014. Mr. Golub has confirmed to the Board that his decision to resign was due to other commitments and did not involve any dispute or disagreement with the Company, the Company’s management, or the Board.

(d) On December 23, 2014, the Board elected James D. Robinson IV as a director of the Company, effective January 1, 2015, to fill the vacancy created by Mr. Golub’s resignation. Mr. Robinson is expected to be appointed to the Board’s Nominating and Corporate Governance Committee.

In connection with his service as a director, Mr. Robinson will be entitled to receive the Company’s previously disclosed standard compensation for independent directors, as described in the “Compensation of Directors” section of the Company’s Proxy Statement for the 2014 annual meeting of shareholders of the Company, which was filed with the Securities and Exchange Commission on April 25, 2014 (File No. 001-36105). Such section is incorporated herein by reference.

In connection with Mr. Robinson’s appointment to the Board, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Robinson similar to indemnification agreement entered into with all other members of the Board. The Indemnification Agreement provides for the indemnification by the Company for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Mr. Robinson in connection with his status or service as a member of the Board and to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

There are no arrangements or understandings between Mr. Robinson and any other person pursuant to which Mr. Robinson was appointed to serve as a director of the Company. There are no transactions in which Mr. Robinson had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 7.01. Regulation FD Disclosure

A copy of the press release issued by the Company to announce the election of Mr. Robinson as a director and resignation of Mr. Golub as discussed in Item 5.02 above is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 23, 2014 issued by the Company.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: December 23, 2014	By:	/s/ Thomas N. Keltner, Jr.
		Name:	Thomas N. Keltner, Jr.
		Title:	Executive Vice President, General Counsel and Secretary

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